EXHIBIT 24.1

LIMITED POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Michael F. Marino, Keith A. Goldan, Suzanne M. Hanlon and Michael N. Peterson, and each of them acting singly, and with full power of substitution, the undersigned's true and lawful attorney in fact to:

(1)	prepare and execute in the undersigned's name and on the
undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act");

(2)	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of NuPathe Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Exchange Act and Form 144 in accordance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act");

(3)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or Form 144, complete and execute any amendment or amendments thereto, timely file such form with the SEC and any stock exchange or similar authority and post such form to the Company's website;

(4)	seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the foregoing attorneys-in-fact and approves and ratifies any such release of information; and

(5)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or any other provision of the Exchange Act or the Securities Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 6th day of August 2013.

/s/ James A. Datin